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                                                                     Exhibit 2.2

                       ASSIGNMENT OF LOAN AND BANK CLAIM


ASSIGNOR:               LASALLE NATIONAL BANK, a national banking association
                        ("LaSalle"), NBD BANK, a Michigan banking corporation
                        ("NBD"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Harris"), NATIONSBANK, N.A., a national banking association, as successor to The
                        Boatmen's National Bank of St. Louis, ("NationsBank"),
                        FIRST BANK NATIONAL ASSOCIATION, a national banking association ("First Bank"), FLEET BANK, NATIONAL
                        ASSOCIATION (f/k/a NatWest Bank, N.A.)("Fleet"), and
                        MELLON BANK, N.A., a national banking association
                        ("Mellon")(with each of LaSalle, NBC, Harris,
                        NationsBank, First Bank, Fleet and Mellon being referred to in this Assignment individually as a "Assignor" and collectively as "Assignors".

ASSIGNEE:               UGLY DUCKLING CORPORATION, a Delaware corporation.

                              W I T N E S S E T H:

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor does hereby grant, bargain, sell, assign, and transfer to Assignee, its successors and assigns, without recourse to any Assignor except as set forth in the Loan Purchase Agreement (hereinafter defined), all right, title and interest of Assignors in and to the Bank Rights including, without limitation, all right, title and interest of Assignors in the following, such assignment being made pursuant to that certain Loan Purchase Agreement, dated as of August 20, 1997, between Agent, Assignors and Assignee (the "Loan Purchase Agreement") and with capitalized terms used in this Assignment and not defined in this Assignment having the meanings set forth in or determined pursuant to the Loan Purchase Agreement:

            A. That certain Fourth Amended and Restated Loan and Security Agreement, dated as of February 28, 1996 (the "Fourth Amended Loan Agreement"), as amended and supplemented by the following:

            1. First Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of May 1, 1996, among Borrower, Assignors, certain other parties and Agent (the "First Amendment");

            2. Consent and Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of October 29, 1996, among Borrower, Assignors, certain other parties and Agent (the "Consent and Amendment");
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            3.    Second Amendment to Fourth Amended and Restated Loan and
                  Security Agreement, dated as of December 26, 1996, among Borrower, Assignors, certain other parties and Agent (the "Second Amendment");

            4. Forbearance Agreement, dated as of May 8, 1997, between Borrower and Agent (the "Forbearance Agreement");

            5. Consents dated June 17, 1997 and June 20, 1997 between Borrower and Agent (the "Consents");

            6. Letter Agreement, dated June 27, 1997, between Borrower and Agent (the "Letter Agreement"); and

            7. Letter Agreement, dated June 30, 1997 between Borrower and Agent (the "Second Letter Agreement"). The Fourth Amended Loan Agreement, as amended and supplemented by the First Amendment, the Consent and Amendment, the Second Amendment, the Forbearance Agreement, the Consents, the Letter Agreement, and the Second Letter Agreement, are referred to collectively in this Agreement as the "Loan Agreement."

            B. The Revolving Credit Notes listed on Exhibit A to the Loan Purchase Agreement (collectively, the "Bank Notes").

            C. All of the Assignors' interest in all Collateral of whatever type or nature securing the payment or performance of the Loan Documents and the Obligations.

            D. All of the Assignors' interest in the proofs of claim filed by or on behalf of Assignors in the Bankruptcy Case.

            E. All of the Assignors' interest in any and all lockbox accounts and other sweep accounts into which payments to Borrower are made from time to time and over which Assignors have dominion and control.

      Assignors deliver to Assignee herewith the Bank Notes and all other documents, instruments and agreements evidencing or governing the property conveyed hereby. Assignors further agree that they shall deliver to Assignee, upon request and at the expense of Assignee, such other bills of sale, assignments and instruments or documents as may reasonably be necessary to evidence or confirm the assignment and transfer contemplated hereby.

      The transfers made pursuant to this Assignment are made subject to the terms, conditions and limitations set forth in the Loan Purchase Agreement, the Security Agreement and the related Loan Purchase Documents, and Assignors make no representations or warranties whatever except as specifically set forth in the Loan Purchase Agreement.


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Dated this 20th day of August, 1997.


                                 ASSIGNORS:
                                 LASALLE NATIONAL BANK,
                                 a national banking association


                                    By  /s/ James Thompson
                                       -----------------------------------
                                    Its Senior Vice President
                                       -----------------------------------
                                 NBD BANK,
                                 a Michigan banking corporation


                                    By /s/ Thomas Bower
                                       -----------------------------------
                                    Its Vice President
                                       -----------------------------------

                                 HARRIS TRUST AND SAVINGS BANK,
                                 an Illinois banking corporation

                                 By /s/ Sandra J. Sanders
                                    -----------------------------------
                                    Sandra J. Sanders
                                    Its Vice President
                                       -----------------------------------

                                 NATIONSBANK, a national banking association

                                 By /s/ Jay T. Wampler
                                   -----------------------------------
                                    Its Senior Vice President
                                       -----------------------------------

                                 FIRST BANK NATIONAL ASSOCIATION,
                                 a national banking association

                                 By /s/ David Larsen
                                   -----------------------------------
                                    Its Vice President
                                       -----------------------------------

                                 FLEET BANK, NATIONAL ASSOCIATION,
                                 a national banking association

                                 By /s/ Edward Walsh
                                   -----------------------------------
                                    Its Senior Vice President
                                       -----------------------------------

                                 MELLON BANK, N.A.,
                                 a national banking association

                                 By /s/ Ryan Busch
                                    -----------------------------------
                                    Its Assistant Vice President
                                       -----------------------------------


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